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[LUBRIZOL LOGO]


                                                                    Exhibit 99.1

THE LUBRIZOL CORPORATION
29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298

NEWS RELEASE

FOR RELEASE:         Immediately

FROM:         FINANCIAL/INVESTOR CONTACT                  MEDIA CONTACT
              --------------------------                  -------------
              Joanne Wanstreet                            Kenneth M. Iwashita
              440/347-1252                                440/347-5080
              WEB SITE:  HTTP://WWW.LUBRIZOL.COM

                   LUBRIZOL UPDATES EARNINGS GUIDANCE FOR 2003

CLEVELAND, Ohio, October 13, 2003 - The Lubrizol Corporation (NYSE: LZ) announced that it is lowering its earnings guidance for 2003 to $2.00 to $2.10 per share. Since October 2002, the company has maintained 2003 guidance in the range of $2.20 to $2.30 per share. During its July 22 teleconference with investors, the company expressed its belief that achieving the upper end of this range would depend on economic rebound, improved volume in Fluid Technologies for Transportation and relief from high material costs.

The revised guidance is consistent with reports from Lubrizol's customers and other industry sources that demand for finished lubricants has weakened since the July teleconference. Weaker-than-expected volume across most geographic markets is anticipated to continue through year end.

Guidance excludes a projected 10 cents per share for a previously announced full-year restructuring charge. After the restructuring charge, the earlier earnings guidance was $2.10 to $2.20 per share and the updated earnings projection is $1.90 to $2.00 per share. The company will announce actual results for the third quarter on October 21. A teleconference with analysts and investors is scheduled for 1:00 p.m. Eastern time and can be accessed through the internet at www.lubrizol.com.

The Lubrizol Corporation is a global fluid technology company concentrating on high-performance chemicals, systems and services for industry and transportation.

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This press release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to the company's operations and business environment that are difficult to predict and may be beyond the control of the company. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and factors that could affect the future performance of the company and cause results to differ from the forward-looking statements in this press release are contained in the company's latest annual report to its shareholders, which is available upon request.